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[KPMG PEAT MARWICK LLP LETTERHEAD]



                            INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Fortis Money Portfolios, Inc.


We consent to the use of our report incorporated herein by reference and the references to our Firm under the headings "Financial Highlights" in Part A and "Custodian; Counsel; Accountants" in Part B of the Registration Statement.





                                       KPMG Peat Marwick LLP

Minneapolis, Minnesota
January 31, 1997